SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2013

BNET MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178000	30-0523156
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
122 West 26th Street, 5th Floor, New York, NY 10001

(Address of principal executive offices)

BnetEFactor, Inc.,

122 West 26th Street, 5th Floor,

New York, 10001

(Former name or former address, if changed since last report)

1 (917) 720-3541

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BNET MEDIA GROUP, INC.

From 8-K

Current Report

Item 5.01. Changes in Control of Registrant

On March 12, 2013 Adriaan Reinders the former President and Marion Freijsen the former COO of the Company, entered into a Stock Purchase Agreement with Anthony E. Sklar, Gerald E. Sklar, whereby Marion Freijsen sold 1,943,500  to Gerald E. Sklar restricted shares of the Company, $0.001 par value per share (the “Shares”),and retaining 6,500. restricted shares of the Company, $0.001 par value per share (the “Shares”),and Adriaan Reinders, sold 1,943,500  to Anthony  E. Sklar restricted shares of the Company, $0.001 par value per share (the “Shares”), and retaining 6,500 restricted shares of the Company, $0.001 par value per share (the “Shares.”)

As a result of the aforementioned transactions, the following four shareholders collectively own 7,787,000 shares of the Company’s common stock as set forth below which consists 88.49% of the total 8,800,000 issued and outstanding shares of the Company’s common stock as follows:

Gerald E. Sklar ………………. 3,893,500 Shares;  and

Anthony E. Sklar …………….. 3,893,500 Shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2013, concurrently with the above referenced purchase of shares from Adriaan Reinders and Marion Freijsen, Adriaan Reinders, Marion Freijsen, Thomas Trainer, and James E. Solomon all resigned as officers and directors of the Company.

On March 13, 2013 the Board of Directors appointed David  M. Young and Arnold James Sopczak as additional directors to serve along with current directors Gerald E Sklar, Michael Wehrs, and Anthony E. Sklar, until the next annual meeting of the shareholders and until their successors are duly appointed:

      The appointment of Companies officers;

Also on March 13, 2013, the Board of Directors appointed the following persons as officers of the Corporation to serve until the next annual meeting of Directors or until their successors have been elected and qualified:

              Chairman of the Board.…….....................Gerald E. Sklar

Chief Executive Officer…………………Gerald E. Sklar

President …………..…………………….Gerald E. Sklar

Chief Financial Officer ………………… Robert Nickolas Jones

Chief Operating Officer ………….……...Anthony E. Sklar

Chief Technology Officer ……..........…. .Anthony E. Sklar

Secretary …….………….………..….…..David  M. Young

Gerald E. Sklar – Director, Chairman of the Board, President, and CEO.

Mr. Sklar has more than 50 years of management and financial expertise, and he has raised more than two hundred million dollars in financing for public and non-public companies. Mr. Sklar currently serves as the President, Chief Executive Officer (CEO) and Chairman of the Board of bNET Communications, Inc. – a content aggregator, internet broadcasting company and an accredited media organization that creates and distributes video content pertaining to new technology, primarily at corporate and consumer events, trade shows, and conferences. The company specializes in streaming live broadcasts of corporate annual meetings over the Internet for many large and small firms, streaming awards shows for various business sectors, and providing extensive conference coverage for a variety of fields, including mobile, healthcare, display, wireless, and other technologies. The company provides more than 2.5 million streams per month, and has a global audience exceeding 7 million. Since 2001, Mr. Sklar has also served as the President, CEO and Chairman of the Board of bNET Communications’ parent corporation, Winmax Trading Group, Inc. Mr. Sklar’s experience includes serving as an Officer and Director of American Benefits Group, Inc., a gem resource mining firm with operations in Madagascar (1997 – 2002); and a Director of Seaboard an officer and director of the Corporation.  Life Insurance Company, where he helped lead a merger team to acquire other insurance companies. Since 1989, Mr. Sklar has also been self-employed in the field of finance. Mr. Sklar holds a Bachelor of Arts Degree in Economics from the University of British Columbia in Vancouver, British Columbia, Canada. After graduation, he worked as an accountant and auditor for a Vancouver accounting firm from 1964 – 1970.

Anthony E. Sklar – Director, Chief Operating, and Chief Technology Officer.

Mr. Sklar has more than 10 years of experience in the management and technical areas of internet broadcasting. One of the pioneers of online video broadcasting, he currently serves as the Chief Operating Officer (COO) and Director of bNET Communications, Inc. – a content aggregator, internet broadcasting company and an accredited media organization that creates and distributes video content pertaining to new technology, primarily at corporate and consumer events, trade shows, and conferences. The company specializes in streaming live broadcasts of corporate annual meetings over the Internet for many large and small firms, streaming awards shows for various business sectors, and providing extensive conference coverage for a variety of fields, including mobile, healthcare, display, wireless, and other technologies. The company provides more than 2.5 million streams per month, and has a global audience exceeding 7 million. A founding member of bNET, Mr. Sklar is the lead anchor, managing editor and Director of Programming for the award-winning network. In his leadership role, Mr. Sklar has been instrumental in the growth of the company. As an accomplished anchor, Mr. Sklar has interviewed many heads of state, government officials, and organizational leaders from around the globe, as well as many corporate leaders, including Allan Mulally, Ted Turner, and Anne Bouverot. Further, Mr. Sklar has more than 10 years of experience in the financial sector, beginning with on-the-ground-reporting at the NYSE, the NASDAQ and the NYMEX. Mr. Sklar has completed many courses in the financial services field, including financial planning, and the required CFA classes. His diverse educational background also includes studies in Biology, Life Sciences, Biotechnology and Anthropology.

Robert Nickolas Jones – Chief Financial Officer

Mr. Jones received a Bachelor of Arts degree in Economics from Brigham Young University in 2002, before attending Delta Connections Academy to become a professional airline pilot. After working as a pilot for Mesa Airlines, in 2007 Mr. Jones began working as an accounting consultant for J&J Consultants, LLC, in Farmington, Utah. During his time at J&J Consultants, Mr. Jones has provided accounting services for various private and public companies, as well as the SEC Edgarizing services for public companies. Mr. Jones is also currently serving as the CFO of AD Systems, Inc. He lives in Clearfield, Utah, and is working towards a Master’s Degree in Accounting at Weber State University

David M. Young – Director, Secretary

Mr. Young has been a Director and Vice-President since June 2001.to Present of Eastern Asteria Inc. (formally Winmax Trading Group, Inc.) From July 1989 to May 2001, Mr. Young was a customer relations representative at American Benefits Group, Inc., a resource exploration company. From 1989 to 1998, Mr. Young was self-employed in the area of marketing. In 1985 Mr. Young founded Typetech Office Systems Major Distributor for Brothers Electronic Products and IBM Products. He has been was involved in the Oil Industry, with Production in Drayton Valley in the Province of Alberta. He attended the University of Calgary, Canada. He also had an Anthological Program on National Radio.  He is well remembered for his Hockey skills playing hockey with the Edmonton Oilers when it was still a triple "A" Team.

Michael Wehrs – Director

Mr. Wehrs has extensive experience in the wireless industry, having held several key positions. Currently, he is the Chief Executive Officer (CEO) and President of Scanbuy – a global provider of mobile barcode solutions that use the camera phone to allow users to access product descriptions, coupons, contests, promotions and other information. The Company’s Cloud-based code management platform is used by numerous well-recognized brands, including the Olympics, Coca Cola, Staples, Home Depot, Panasonic, and HP. Since joining Scanbuy, Mr. Wehrs has secured 8 million dollars in funding, deployed two monetization strategies, doubled the size of the organization, closed 45 annual contracts to license the Scanlife platform, and substantially grown the revenues of the company. Most recently, Mr. Wehrs was the Global CEO and President of the Mobile Marketing Association (MMA). There, he directed all activities of the MMA and provided leadership for its 700 members, representing more than 40 countries worldwide, including aggregators, agencies, brands, carriers, and developers. Mr. Wehrs has also held executive management positions at Nuance Communications, Inc., Microsoft Corporation, AOL, & Ignition.

Arnold James Sopczak – Director

Mr. Sopczak after leaving High School He entered the family business, V.M.S Sales and Rentals. (The company built and rented Recreation Vehicles.) In 1989 He cofounded K & F Rollshutters Mfg., (1989), LTD. He has spent 33 years in the Family Business.

Family Relationships

Other that the father and son relationship between Gerald E. Sklar and Anthony E. Sklar, there are no other family relationships between any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Articles of Incorporation

On March 15, 2013, the “Company”, by unanimous written consent of the Directors and the consent of Stockholders holding a majority of the issued and outstanding shares approved the amendment of the Articles of Incorporation, to change the name of the Corporation to BNET MEDIA GROUP, INC. The name change became effective on March 19, 2013.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
3.01	Certificate of Amendment to Articles of Incorporation filed March 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2012

BNET MEDIA GROUP, INC.

/s/ Gerald E. Sklar

By:  Gerald E. Sklar

Its: President